Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION

906 OF THE SARBAENES-OXLEY ACT OF 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, the undersigned Chief Executive Officer and Chief Accounting Officer of Turbine Truck Engines, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Turbine Truck Engines, Inc.

Date: March 24, 2006	By:	/s/ Michael Rouse
Michael Rouse
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Principal Financial Officer)

Turbine Truck Engines, Inc.

Date: March 24, 2006	By:	/s/ Rebecca A. McDonald
Rebecca A. McDonald
	Title:	Chief Accounting Officer